Exhibit 99.1

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AND

COMBINED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders

Wolo Mfg. Corp. and Wolo Industrial Horn & Sign, Inc.

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Wolo Mfg. Corp. and Wolo Industrial Horn & Sign, Inc. (collectively “the Company”) as of December 31, 2020 and 2019, the related combined statements of income and changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2021.

Draper, UT

July 29, 2021

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

COMBINED BALANCE SHEETS

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash	$574,983	$1,091,346
Accounts receivable	1,514,262	1,459,522
Inventory, net	2,526,193	2,667,427
Prepaid expenses and other current assets	62,234	124,738
Total current assets	4,677,672	5,343,033
Long-term assets:
Property and equipment, net	10,407	16,052
Operating lease right-of-use asset	123,561	45,048
Security deposits	6,482	6,482
Total long-term assets	140,450	67,582
Total assets	$4,818,122	$5,410,615

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$125,241	$143,879
Income taxes payable	85,580	89
Current portion of operating lease liability	76,233	45,048
Current portion of SBA note payable	105,018	-
Total current liabilities	392,072	189,016
Long-term liabilities
SBA note payable – net of current portion	67,332	-
Operating lease liability – net of current portion	47,328	-
Total long-term liabilities	114,660	-
Total liabilities	506,732	189,016
Stockholders' Equity
Stockholders' equity	4,311,390	5,221,599
Total liabilities and stockholders’ equity	$4,818,122	$5,410,615

The accompanying notes are an integral part of these combined financial statements.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

COMBINED STATEMENTS OF INCOME AND CHANGES IN STOCKHOLDERS’ EQUITY

	For the Years Ended December 31,
	2020	2019
Revenues	$7,444,776	$7,640,304
Cost of Goods Sold	4,095,389	4,399,717
Gross Profit	3,349,387	3,240,587

Operating expenses:
Personnel	584,852	752,149
General and administrative	1,736,058	1,868,530
Depreciation and amortization	5,949	6,031
Total operating expenses	2,326,859	2,626,710

Income from operations	1,022,528	613,877

Other Income and Expense
Settlement income	-	80,794
Interest income	10	39
Interest expense	(1,140)	(635)
Gain on forgiveness of debt	10,000	-
Other income	14	212
Total other income/(expenses)	8,884	80,410

Net income before income taxes	1,031,412	694,287
Income tax expense	(216,621)	(145,376)
Net Income	$814,791	$548,911

Stockholders’ Equity, Beginning	5,221,599	5,172,688
Distribution to stockholders	(1,725,000)	(500,000)
Stockholders’ Equity, Ending	$4,311,390	$5,221,599

The accompanying notes are an integral part of these combined financial statements.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net Income	$814,791	$548,911
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,645	5,971
Amortization of right-of-use assets	75,150	75,176
Changes in current assets and liabilities:
Accounts receivable	(54,740)	172,710
Prepaid expenses and other current assets	62,504	214,746
Inventory	141,234	(50,922)
Accounts payable and accrued expenses	66,853	(6,141)
Operating lease liability	(75,150)	(75,176)
Deposits	-	(38)
Net cash provided by operating activities	1,036,287	885,237

Cash flows from investing activities:
Purchases of property and equipment	-	(5,939)
Net cash used-in investing activities	-	(5,939)

Cash flows from financing activities:
Net proceeds from related party notes payable	-	(75,000)
Proceeds from PPP loan	172,350	-
Distribution to stockholders	(1,725,000)	(500,000)
Net cash used-in financing activities	(1,552,650)	(575,000)

Net change to cash and cash equivalents	(516,363)	304,298
Cash at beginning of period	1,091,346	787,048
Cash at end of period	$574,983	$1,091,346

Supplemental Cash Flow disclosures:
Cash paid for interest	$-	$-
Cash paid for taxes	$216,621	$145,376

Non Cash Investing and Financing Activities:
Change in right-of-use asset/liability due to lease amendments	$153,863	$76,275

The accompanying notes are an integral part of these combined financial statements.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Wolo Mfg. Corp. was formed under the laws of the State of New York on August 6, 1965. Wolo Industrial Horn & Signal, Inc. was formed under the laws of the State of New York on January 27, 1999. The entities collectively do business as Wolo and are referred to throughout as “Wolo” or “the Company.”

Founded in 1965, Wolo was a one-person operation with an idea and commitment to manufacture a single patented hood lock. Today, Wolo is a second–generation family owned and operated business with the same mission, to provide the very best quality products and customer service. Wolo provides innovative products to protect and keep people safe. Wolo is the leader in horn design and technology (electric, air, truck, marine, motorcycle and industrial equipment). Wolo also offers vehicle emergency and safety warning lights for cars, trucks, industrial equipment and emergency vehicles.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Cash

At December 31, 2020 and December 31, 2019, the Company had $139,732 and $457,877, respectively, in its domestic accounts in excess of Federal Deposit Insurance Corporation insured limits.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

Wolo collects 100% of the payment for internet and phone orders, including tax, from the customer at the time the order is shipped. Customers placing orders with a purchase order through the EDI (Electronic Data Interface) are allowed to purchase on credit and make payment after receipt of product on the agreed upon terms.

Performance Obligations – The revenue that Wolo recognizes arises from orders it receives from contracts with customers. Wolo’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers and each order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Wolo’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment of the order. Once this occurs, Wolo has satisfied its performance obligation and Wolo recognizes revenue.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Transaction Price ‒ Wolo agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Wolo’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax that Wolo collects concurrently with revenue-producing activities are excluded from revenue.

Cost of sales includes the cost of purchased merchandise plus freight, warehouse salaries, tariffs, and any applicable delivery charges from the vendor to the company.

Warranties vary and are typically 90 days to consumers and manufacturing defect warranty to are available to resellers. At times, depending on the product, the company can also offer a warranty up to 12 months.

The majority of Wolo’s sales are to business to business (“B2B”) clients, with three exceeding 10% of revenue in 2020. The Company had sales to Zhongshan Yonglong Car Accessories and E-Own Corp in 2020 each making up 21% of total revenue and Echo Industrial making up 18% of total revenue in 2019.

Disaggregated Revenue ‒ Wolo disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Wolo’s revenue by sales type is as follows:

	For the Years Ended December 31,
	2020	2019
B2B – Resellers/other	$7,446,776	$7,640,304
Total revenue	$7,444,776	$7,640,304

Receivables

Receivables consists of customer’s balance payments for which the Company extends credit to certain customers, primarily B2B sales, based on prior business relationship and credit worthiness. Based on the Company’s assessment of the credit history with its customers, it has concluded that there should be no allowance for uncollectible accounts.

The Company historically collects substantially all its trade receivables from customers. Uncollectible balances are expensed in the period it is determined to be uncollectible.

The Company factors accounts receivable from two of its customers. The factor bears all of the risk of the collectability of these two accounts.

Inventory

Inventory consists of finished goods acquired for resale and is valued at the weighted-average cost determined on a specific item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on estimate of its ability to sell the item as well as general market conditions. The Company typically has In-Transit inventory that ships internationally through its network of carriers. The In-Transit shipping terms are primarily FOB shipping point terms at the international port and risk of loss passes at that point in transit. Based on these evaluations, the Company estimated an obsolescence allowance of $148,000 at December 31, 2020 and 2019.

Product Warranties

The Company offers assurance-type warranties from 90 days to 1 year on its products. The Company estimates the costs associated with the warranty obligation using historical data of warranty claims and costs incurred to satisfy those claims. The Company estimates, based upon a review of historical warranty claim experience, the costs that may be incurred under our warranties and record a liability in the amount of such estimate at the time a product is sold. Factors that affect our warranty liability include the number of units sold, historical and anticipated rates of warranty claims, and cost per claim. We periodically assess the adequacy of our recorded warranty liability and adjust the accrual as claims data and historical experience warrants. The Company has assessed the costs of fulfilling its existing assurance-type warranties and has determined that the estimated outstanding warranty obligation on December 31, 2020 and 2019 are immaterial to the Company’s financial statements.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Property and Equipment

Property and equipment is stated at the historical cost. Maintenance and repairs of property and equipment are charged to operations as incurred.

Depreciation is computed using the straight-line method over estimated useful lives as follows:

Useful Lives (Years)
Furniture and fixtures	7
Machinery and equipment	5-7

Long-lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined in the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

The cash and cash equivalents held by the Company are included in Level 1 in the fair value hierarchy. The carrying value of accounts receivable, accounts payable, and accrued liabilities approximate their fair value because of the short-term nature of these instruments.

Income Taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss, credit carryforwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company recognizes a tax benefit for an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. There are no uncertain tax positions as of December 31, 2020 and December 31, 2019. The Company’s accounting policy is to include penalties and interest related to income taxes in selling, general and administrative expenses.

The Company is subject to Corporate Federal and State income taxes. The Company paid income taxes of $216,621 and $145,376 for 2020 and 2019, respectively.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

Recent Accounting Pronouncements

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU as of January 1, 2018 resulted in no change to the Company’s results of operations or balance sheet.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which made changes to the accounting for leases that primarily affect presentation and disclosure requirements. The new standard will require the recognition of a right to use asset and underlying lease liability for operating leases with an initial life in excess of one year. This standard is effective for private companies for years beginning after December 15, 2019. We are in the process of evaluating the impact of the new standard on our consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of Operations.

NOTE 3 – RECEIVABLES

At December 31, 2020 and 2019, receivables consisted of the following:

	December 31, 2020	December 31, 2019
Trade receivables from customers	$1,513,432	$1,456,462
Employee receivables	-	2,230
Total receivables	$1,513,432	$1,458,692

Accounts Receivable Factoring

As a part of its working capital management, the Company sells certain receivables through a single third-party financial institution (the “Factor”). The amount sold varies each month based on the amount of underlying receivables and cash flow needs of the Company. The factoring facility, which was initiated in August 2014, allows the Company to a factor specific vendor accounts receivables, accelerating access to cash and reducing credit risk. The factoring facility and margin rate is reviewed from time to time and the margin rates ranged from 1.375% to 1.625%.

Costs incurred on the sale of receivables are recorded in other expense, net in the combined statements of income. The sale of receivables under this contract is considered an off-balance sheet arrangement to the Company and is accounted for as a true sale and is excluded from accounts receivable in the combined balance sheet.

NOTE 4 – INVENTORY

Inventory consists of the following at December 31, 2020 and, 2019:

Classification	December 31, 2020	December 31, 2019
Finished Goods	$1,481,155	$1,725,530
Components	761,498	595,066
In-Transit	431,540	494,831
Total	2,674,193	2,815,427
Less: Inventory reserve for excess and slow mowing inventory	(148,000)	(148,000)
Inventory, net	$2,526,193	$2,667,427

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2020 and, 2019:

Classification	December 31, 2020	December 31, 2019
Furniture and fixtures	$1,710	$1,710
Equipment	34,704	34,704
Total	36,414	36,414
Less: Accumulated depreciation	(26,007)	(20,362)
Property and equipment, net	$10,407	$16,052

Depreciation expense for the years ended December 31, 2020 and 2019 was $5,571 and $6,032, respectively.

NOTE 6 – RELATED PARTY TRANSACTIONS

On December 14, 2018, the Company obtained a $75,000 loan from the owner of the Company. The note was a verbal agreement, and no interest was accrued on the note. Additionally, the note was due on demand.

On April 6, 2019, the Company made a cash payment of $75,000 on the related party note.

NOTE 7 – SBA NOTE PAYABLE

On May 1, 2020, the Company received $172,350 in Paycheck Protection Program (“PPP”) loans from the Small Business Administration (the “SBA”) under provisions of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”).  The PPP loans have two-year terms and bear interest at a rate of 1.0% per annum.  Monthly principal and interest payments are deferred for six months after the date of disbursement.  The PPP loans may be prepaid at any time prior to maturity with no prepayment penalties.  The PPP loans contain events of default and other provisions customary for loans of this type.  The PPP provides that the PPP loans may be partially or wholly forgiven if the funds are used for certain qualifying expenses as described in the CARES Act. The Company used the proceeds from the PPP loans for qualifying expenses and to applied for forgiveness of the PPP loans in accordance with the terms of the CARES Act. On March 26, 2021, the Company received notice from Chase Bank that its loan had been forgiven in its entirety by the SBA.  The Company has classified $105,018 of the PPP loans as current liabilities and $67,332 as long-term liabilities pending SBA clarification of the final loan terms.

The other income of $10,000 was Economic Injury Disaster Loan (“EIDL”) program advance provided by SBA, in conjunction with the PPP loans, which is designed to provide emergency economic relief to business that were impacted by COVID-10 pandemic. The advance will not have to be repaid. Wolo received the advance but was not approved for the EIDL loan.

NOTE 8 – STOCKHOLDERS’ EQUITY

During the years ended December 31, 2020 and 2019, net cash of $1,725,000 and $500,000, respectively, was distributed to stockholders.

During the years ended December 31, 2020 and 2019, both Wolo Mfg. Corp. and Wolo Industrial Horn & Signal, Inc. had 200 shares of common stock authorized and 100 shares of common stock issued and outstanding. The shares of common stock do not have a stated par value. There were no shares issued by either Company during the periods under review.

NOTE 9 – SUPPLIER CONCENTRATION

Significant suppliers are those that account for greater than 10% of the Company’s purchases.

In 2020 and 2019, the Company purchased a substantial portion of finished goods from four third-party vendors which comprised of 56% and 52% of the Company’s purchases, respectively. The Company believes there are numerous other suppliers that could be substituted should the supplier become unavailable or non-competitive.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company is party to a variety of legal actions arising out of the normal course of business. Plaintiffs occasionally seek punitive or exemplary damages. The Company does not believe that such normal and routine litigation will have a material impact on its combined financial results.

NOTE 11 – SETTLEMENT INCOME

On August 16, 2017, the Apollo Fire Detectors Limited (“Apollo”) filed a petition with the United States Patent and Trademark office to invalidate a trademark held by the Company. Both parties agreed to a settlement agreement on September 17, 2019 in order to end the drawn-out legal process. As part of the settlement agreement, the Company granted coexistence to Apollo, effectively granting Apollo permission to legally use the trademark in their normal course of business. In return for being granted coexistence, Apollo agreed to pay the Company $19,800 within five business days of the settlement agreement.

On November 30, 2017, the Company filed a lawsuit against The Aftak Corporation d/b/a Vixen Horns for copyright infringement, trademark infringement, false advertising, unfair completion and related claims in connection with certain goods and their associated packaging, instructions sheets, and advertisements. On July 9, 2019, both parties signed a settlement agreement, effectively dropping the lawsuit. As part of the settlement agreement, Vixen Horns agreed to pay the Company $60,000 within five business days of the settlement agreement.

The Company’s settlement income for the year ended December 31, 2019 was $80,794. There were no settlements in the year ended December 31, 2020.

NOTE 12 – PROVISION FOR INCOME TAXES

During the years ended December 31, 2020 and 2019, the Company recognized no interest or penalties related to income taxes. Accordingly, the Company had neither accruals for interest and penalties at December 31, 2020 or December 31, 2019. If the Company were to incur such charges, it would elect to recognize interest related to underpayment of income taxes as interest expense and recognize any penalties as operating expenses.

The Company is current on its Federal and New York State income tax filings. Tax years that remain open for examination are 2017 through 2019.

The table below outlines the components of income tax expense:

	For the Years Ended December 31,
	2020	2019
Federal	$216,621	$145,376
State	-	-
Total provision for income taxes	$216,621	$145,376

The table below reconciles our effective tax rate to the statutory tax rate:

	For the Years Ended December 31,
	2020	2019
Federal statutory tax rate	21.0%	21.0%
State statutory tax rate, net federal effect	-	-
Total provision for income taxes	27.0%	27.0%

The Company has no material deferred income taxes assets or liabilities.

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 13 – OPERATING LEASES

In February 2016, the FASB issued ASU No. 2016-02, Leases, which was subsequently amended by ASU No. 2018-01, ASU No. 2018-10 and ASU No. 2018-11, collectively ASC 842. Under this standard, which applies to both lessors and lessees, lessees will be required to recognize all leases (except for short-term leases) as a lease liability, which is a lessee’s obligation to make lease payments arising from a lease measured on a discounted basis, and as a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Leases will be classified as either financing or operating, with classification affecting the pattern of expense recognition in the statements of operations.

The Company adopted ASC 842 on January 1, 2019, using the additional (optional) approach, with certain available practical expedients. We elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. The new standard also provides practical expedients for an entity’s ongoing accounting. We elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases that qualify, we will not recognize ROU assets or lease liabilities, and this includes not recognizing ROU assets or lease liabilities for existing short-term leases of those assets in transition. We also elected the practical expedient to not separate lease and non-lease components for any of our leases. After giving effect to the adoption of practical expedients, no right-of-use asset or lease liability was required to be recorded on the date of adoption. The Company continues to account for leases in the prior period consolidated financial statements under ASC 840. The Company has presented additional qualitative and quantitative disclosures regarding the Company’s lease obligations as required upon implementation of ASC 842 and has identified and implemented changes to its business processes and internal controls relating to implementation of the new standard. We recognize variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

On October 4, 1978, Wolo Mfg. Corp. entered into a lease agreement with PKL Realty LLC (formerly P.K.L. Realty Corp). This lease agreement has been amended numerous times. Pursuant to the latest amendment entered into in July 2020, the lease expires on July 31, 2022. The lease agreement contains customary events of default representations, warranties and covenants.

December 31, 2020
Operating lease right-of-use lease asset	$153,663
Accumulated amortization	(30,102)
Net balance	$123,561

Operating lease liability, current portion	76,233
Operating lease liability, long term	47,328
Total operating lease liabilities	$123,561

Weighted Average Remaining Lease Term - operating leases	19 months

Weighted Average Discount Rate - operating leases	6.0%

Future minimum lease payments under this operating lease as of December 31, 2020 were as follows:

2021	$81,755
2022	48,111
Total lease payments	129,866
Less imputed interest	(6,305)
Maturities of lease liabilities	$123,561

WOLO MFG. CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 2020 AND 2019

NOTE 14 – SUBSEQUENT EVENTS

Management has reviewed subsequent events through July 23, 2021, which is the date these financial statements were available to be issued and has concluded that, other than the following, no additional disclosures are required.

Amendment to the Stock Purchase Agreement and Closing

On December 22, 2020, Wolo entered into a Stock Purchase Agreement (the “Purchase Agreement”) with 1847 Wolo Inc. (“1847 Wolo”), a subsidiary of 1847 Holdings LLC (the “Company”), and the sellers named therein (together, the “Sellers”), pursuant to which 1847 Wolo agreed to acquire all of the issued and outstanding capital stock of the Company (the “Acquisition”).

On March 30, 2021, the parties entered into Amendment No. 1 to the Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the terms of the Purchase Agreement, as amended by the Amendment, 1847 Wolo agreed to acquire all of the issued and outstanding capital stock of Wolo for an aggregate purchase price of $7,400,000, subject to adjustment as described below. The purchase price consists of (i) $6,550,000 in cash and (ii) a secured promissory note in the principal amount of $850,000.

The purchase price is subject to a post-closing working capital adjustment provision.  Under this provision, the Sellers delivered to Wolo at the closing of the Acquisition an unaudited balance sheet of Wolo as of that date (the “Preliminary Balance Sheet”). On or before the 75th day following the closing of the Acquisition, Wolo shall deliver to the Sellers an audited balance sheet as of the closing date (the “Final Balance Sheet”). If the net working capital reflected on the Final Balance Sheet (the “Final Working Capital”) exceeds the net working capital reflected on the Preliminary Balance Sheet (the “Preliminary Working Capital”), Wolo shall, within seven days, pay to the Sellers an amount of cash that is equal to such excess. If the Preliminary Working Capital exceeds the Final Working Capital, the Sellers shall, within seven days, pay to Wolo an amount in cash equal to such excess.